Second Quarter 2017 Earnings Release Presentation July 25, 2017 Exhibit 99.2

Safe Harbor Statement From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system, whether through changes in the discount rate or money supply or otherwise; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, deflation, changes in market interest rates, developments in the securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, bank holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. 2

Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 37 years in the financial services industry; 29 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Michelle S. Hickox Executive Vice President, Chief Financial Officer • 27 years in the financial services industry; 5 years at Independent Bank • Formerly a Financial Services Audit Partner at RSM US LLP • Certified Public Accountant 3

Second Quarter Key Highlights • Adjusted (non-gaap) net income was $22.7 million, or $0.82 per diluted share, compared to $16.0 million, or $0.84 per diluted share, for first quarter 2017 • Total assets increased to $8.6 billion, reflecting continued organic growth and growth from the completion of the Carlile Bancshares acquisition on April 1, 2017 • Annualized organic loan growth of 11.4% for the quarter and 11.6% year to date • Positive increase in net interest margin to 3.81%, up from 3.67% for first quarter 2017 • Continued strong credit quality metrics 4

Second Quarter Selected Financial Data

($ in thousands except per share data)	As of and for the Quarter Ended				
Balance Sheet Data	**June 30, 2017**	**March 31, 2017**	**June 30, 2016**	**Linked Quarter Change**	**Annual Change**
Total assets	$ 8,593,979	$ 6,022,614	$ 5,446,797	42.7	57.8
Loans held for investment (gross, excluding warehouse lines)	6,119,305	4,702,511	4,251,457	30.1	43.9
Warehouse Lines	120,217	—	—	100.0	100.0
Total deposits	6,669,288	4,722,203	4,208,405	41.2	58.5
Total borrowings (excluding trust preferred securities)	584,349	568,115	578,169	2.9	1.1
Total capital	1,259,592	688,469	629,628	83.0	100.1
Earnings and Profitability Data					
Net interest income	$ 69,500	$ 47,867	$ 45,883	45.2%	51.5%
Net interest margin	3.81%	3.67%	3.96%	3.8%	(3.8)%
Non-interest income	$ 10,995	$ 4,583	$ 4,929	139.9%	123.1%
Non-interest expense	51,328	28,028	31,023	83.1%	65.5%
Net income	18,134	15,671	11,809	15.7%	53.6%
Basic EPS	$ 0.65	$ 0.83	$ 0.64	(21.7)%	1.6%
Diluted EPS	$ 0.65	$ 0.82	$ 0.64	(20.7)%	1.6%
Adjusted net interest margin (2)	3.78%	3.66%	3.94%	3.3%	(4.1)%
Adjusted net income (1)	$ 22,746	$ 15,990	$ 13,764	42.3%	65.3%
Adjusted basic EPS (1)	$ 0.82	$ 0.85	$ 0.75	(3.5)%	9.3%
Adjusted diluted EPS (1)	$ 0.82	$ 0.84	$ 0.74	(2.4)%	10.8%

(1) See Appendix for Non-GAAP reconciliation
(2) Non-GAAP financial measure. Excludes income recognized on acquired loans of $572, $123 and $265, respectively.

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(1) See Appendix for Non-GAAP reconciliation 6 Net Income Growth $ in Millions

Interest Income Growth 7 Interest Income, Net Interest Income and NIM Trends Core EPS (1)

Earnings Per Share and Adjusted Earnings Per Share Trends (diluted) (1) See Appendix for Non-GAAP reconciliation 8

Adjusted Efficiency Ratio Adjusted Efficiency Ratio Trends (1) (1) See Appendix for non-GAAP Reconciliation 9

Total Loans by Year and Current Annual Trend ($ in billions)(1) Loan Portfolio Growth (1) Includes loans held for sale. 10

Loan Portfolio Composition Loan Composition at 06/30/2017 CRE Loan Composition at 06/30/2017 Loans by Region at 06/30/2017 11

CRE Concentrations 12

NPLs / Loans NCOs / Average Loans Note: Financial data as of and for quarter ended March 31, 2017 for peer data and June 30, 2017 for IBTX. Interim quarterly chargeoff data annualized. Source: U.S. and Texas Commercial Bank numbers from SNL Financial. Historically Strong Credit Culture 13

Provision expense and Net chargeoff trends Provision and Chargeoffs • Historically low chargeoffs • Q3 2016 - $3MM chargeoff related to impaired energy loan 14 ($ in thousands)

Energy Lending (in millions) 15

Deposit Mix and Pricing (1) (1) Average rate for total deposits 2017 YTD Average Rate for Interest-bearing deposits: 0.58% 16

Total Capital , Tier 1 and TCE/TA Ratios (1) Capital (1) See Appendix for non-GAAP Reconciliation 17

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Quarterly Periods

($ in thousands except per share data)		June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net Interest Income - Reported	(a)	69,500	47,867	46,526	45,737	45,883
Income recognized on acquired loans		(572)	(123)	(51)	(116)	(265)
Adjusted Net Interest Income	(b)	68,928	47,744	46,475	45,621	45,618
Provision Expense - Reported	(c)	2,472	2,023	2,197	2,123	2,123
Noninterest Income - Reported	(d)	10,995	4,583	5,224	4,932	4,929
Gain on sale of loans		(13)	—	—	—	—
Loss on sale of branch		—	—	—	43	—
(Gain) loss on sale of premises and equipment		26	—	—	(4)	(10)
Gain on sale of securities		(52)	—	—	—	(4)
Loss / (Gain) on sale of PP&E		(1)	(5)	—	9	(3)
Recoveries on charged off loans acquired		(123)	—	—	—	—
Adjusted Noninterest Income	(e)	10,832	4,578	5,224	4,980	4,912
Noninterest Expense - Reported	(f)	51,328	28,028	27,361	26,887	31,023
Senior leadership restructuring		—	—	—	—	(2,575)
OREO impairment		(120)	—	—	(51)	—
IPO related stock grant and bonus expense		(127)	(125)	(127)	(104)	(156)
Acquisition expense		(7,278)	(459)	(1,075)	(384)	(475)
Adjusted Noninterest Expense	(g)	43,803	27,444	26,159	26,348	27,817
Adjusted Net Income [(2)]	(b) - (c) + (e) - (g) = (h)	22,746	15,990	15,541	14,819	13,764
Average shares for basic EPS	(i)	27,782,584	18,908,679	18,613,975	18,478,289	18,469,182
Average shares for diluted EPS	(j)	27,887,485	19,015,810	18,716,614	18,568,622	18,547,074
Adjusted Basic EPS	(h) / (i)	$ 0.82	$ 0.85	$ 0.83	$ 0.80	$ 0.75
Adjusted Diluted EPS	(h) / (j)	$ 0.82	$ 0.84	$ 0.83	$ 0.80	$ 0.74
EFFICIENCY RATIO						
Amortization of core deposit intangibles	(k)	$ 1,410	$ 492	$ 492	$ 492	$ 492
Reported Efficiency Ratio	(f - k) / (a + d)	62.01%	52.50%	51.92%	52.09%	55.91%
Adjusted Efficiency Ratio	(g - k) / (b + e)	53.15%	51.51%	49.65%	51.10%	54.67%

(1) Calculated using adjusted net income
(2) Assumes actual effective tax rate of 32.1%, 30.0%, 33.4%, 33.0% and 33.2%, for the quarters ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.
(3) Excludes average balance of goodwill and net core deposit intangibles.

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($ in thousands except per share data) 2016 2015 2014 Net Interest Income - Reported (a) $ 183,806 $ 154,098 $ 124,145 Income recognized on acquired loans (1,765) (1,272) (1,960) Adjusted Net Interest Income (b) $ 182,041 $ 152,826 $ 122,185 Provision Expense - Reported (c) 9,440 9,231 5,359 Noninterest Income - Reported (d) 19,555 16,128 13,624 Gain on sale of loans — (116) (1,078) Loss on sale of branch 43 — — Gain on sale of OREO/repossessed assets (62) (290) (71) Gain on sale of securities (4) (134) (362) (Gain) loss on sale of premises and equipment (32) 358 22 Adjusted Noninterest Income (e) 19,500 15,946 12,135 Noninterest Expense - Reported (f) 113,790 103,198 88,512 Senior leadership restructuring (2,575) — — Adriatica expenses — — (23) OREO impairment (106) (35) (22) IPO related stock grant and bonus expense (543) (624) (630) Registration statements — — (619) Core system conversion — — (265) Acquisition expense (3,121) (3,954) (9,237) Adjusted Noninterest Expense (g) 107,445 98,585 77,716 Adjusted Net Income (2) (b) - (c) + (e) - (g) = (h) $ 56,563 $ 41,056 $ 34,427 Average shares for basic EPS (i) 18,501,663 17,321,513 15,458,666 Average shares for diluted EPS (j) 18,588,309 17,406,108 15,557,120 Adjusted Basic EPS (h) / (i) $ 3.06 $ 2.37 $ 2.23 Adjusted Diluted EPS (h) / (j) $ 3.04 $ 2.36 $ 2.21 EFFICIENCY RATIO Amortization of core deposit intangibles (k) $ 1,964 $ 1,555 $ 1,281 Reported Efficiency Ratio (f - k) / (a + d) 55.95% 60.62% 64.25 % Adjusted Efficiency Ratio (g - k) / (b + e) 53.31% 58.41% 57.86 % Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Annual Periods APPENDIX (1) Assumes actual effective tax rate of 33.2%, 32.6% and 32.8% for the years ended December 31, 2016, 2015, and 2014, respectively. 19

Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets APPENDIX Tangible Common Equity To Tangible Assets 6/30/17 3/31/17 12/31/16 12/31/2015 12/31/14 12/31/13 ($ in thousands) Tangible Common Equity Total common stockholders' equity $ 1,259,592 $ 688,469 $ 672,365 $ 603,371 $ 516,913 $ 233,772 Adjustments: Goodwill (607,263) (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles, net (48,992) (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Common Equity $ 603,337 $ 416,465 $ 399,869 $ 328,371 $ 275,001 $ 195,920 Tangible Assets Total Assets $ 8,593,979 $ 6,022,614 $ 5,852,801 $ 5,055,000 $ 4,132,639 $ 2,163,984 Adjustments: Goodwill (607,263) (258,319) (258,319) (258,643) (229,457) (34,704) Core deposit intangibles (48,992) (13,685) (14,177) (16,357) (12,455) (3,148) Tangible Assets $ 7,937,724 $ 5,750,610 $ 5,580,305 $ 4,780,000 $ 3,890,727 $ 2,126,132 Tangible Common Equity To Tangible Assets 7.60% 7.24% 7.17% 6.87% 7.07% 9.21% 20